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                                                                   EXHIBIT 10.10
                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into this 15th day of December, 1997 (the "EFFECTIVE DATE") by and between Queen Sand Resources (Canada) Inc., a corporation formed under the laws of Ontario (the "COMPANY"), and Ronald I. Benn (the "EXECUTIVE"), having a mailing address at 26 Strathbury, Nepean, Ontario, Canada K2G 5N9.


                                    RECITALS

         The Executive possesses extensive knowledge of the business and affairs of the Company, its policies, methods, personnel, and plans for the future.

         The Board has determined that it is in the best interests of the Company to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Section 5 hereof). The Board believes it is imperative to retain the Executive's services, to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control.

         The Company wishes to protect the Executive from loss of compensation and benefits if his continued employment is no longer possible through no fault of the Executive.

         The Executive is desirous of committing himself to serve the Company on the terms herein provided.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:


                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

         1. EMPLOYMENT. Upon the terms and subject to the conditions contained in this Agreement, the Executive agrees to provide full-time services for the Company during the Employment Period (as defined below). The Executive agrees to devote his best efforts to the business of the Company, and shall perform his duties in a diligent, trustworthy and business-like manner, all for the purpose of advancing the business of the Company.

         2. DUTIES. The Executive shall have the title of Chief Financial Officer and shall have the duties customarily attendant to such office and such other duties as are from time to time assigned by the Board of Directors. During the Employment Period, the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees
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to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company. Notwithstanding anything herein to the contrary it is acknowledged and agreed that the Executive may hold positions as director, officer or employee of Capital House A Finance and Investment Corporation and any corporation associated therewith; provided, that such activities do not impair the performance by Executive of his duties hereunder or otherwise interfere with Executive's compliance with his obligations set forth in the preceding sentence.

         3. EMPLOYMENT PERIOD. Subject to the terms and conditions hereof, the Company agrees to employ the Executive for a term (the "EMPLOYMENT PERIOD") commencing as of the Effective Date and terminating on June 30, 2002.

         4. SALARY AND BENEFITS. The salary and benefits of the Executive hereunder are as set forth on Exhibit A attached hereto.

         5. TERMINATION OF EMPLOYMENT. The Board of Directors of the Company may terminate the employment of the Executive at any time as it deems appropriate.

                 (a) Termination Without Cause; Resignation for Good Reason. If during the term of this Agreement, (i) the Executive's employment is terminated by the Company without Cause (defined below) or (ii) the Executive voluntarily terminates his employment during the Employment Period for Good Reason, then the Company shall pay the Executive (in a lump sum) an amount equal to the sum of (x) the Base Salary for one year in effect immediately prior to the termination and
         (y) the amount of the Bonus that would have been payable to the Executive for such year, prorated to the Termination Date, and the Company shall issue to the Executive a number of stock options that the Executive would have been entitled to receive for that year, prorated to the Termination Date.

                 For purposes of this Agreement, "GOOD REASON" shall mean:

                          (i) Without his express written consent, the assignment to the Executive of any duties materially inconsistent with his positions, duties, responsibilities and status with the Company as of the Effective Date, or a substantial reduction in his reporting responsibilities, titles or offices as of the Effective Date, or any removal of the Executive from or any failure to re-elect the Executive to any of such positions, except in connection with the termination of his employment for Cause, Disability (defined below) or as a result of his death or by the Executive other than for Good Reason;





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                          (ii)    A reduction by the Company in the Executive's
                 Base Salary (as defined in Exhibit A attached hereto) as in effect immediately prior to the Effective Date or as the same may be increased from time to time;

                          (iii) A reduction by the Company in the amounts payable under the Company's annual incentive plan unless such reduction affects all executive officers of the Company and does not result in a proportionately greater reduction in the rights of or benefits to the Executive as compared with any other executive officer of the Company;

                          (iv) The failure by the Company to continue in effect any benefit or compensation plan (including but not limited to any stock option plan, pension plan, life insurance plan, health and accident plan or disability plan) in which the Executive from time to time participates (or plans providing substantially similar benefits, and whether by or through the Company or another member of the Company Group), the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit enjoyed by him, or the failure by the Company to provide the Executive with the number of paid vacation days to which he is then entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect immediately prior to the Effective Date except for such changes in benefits that affect all executive officers of the Company and do not result in a proportionately greater reduction in the rights of or benefits to the Executive as compared with any other executive officer of the Company;

                          (v) Any failure of the Company to obtain the assumption of, or the agreement to perform, this Agreement by any successor as contemplated in Section 13(a) hereof; or

                          (vi) Any purported termination of the Executive's employment which is not effected pursuant to a notice of termination satisfying the requirements of Section 5(b) or 5(d) hereof; and for purposes of this Agreement, no such purported termination shall be effective.

                 (b) Voluntary Resignation or Termination for Cause. If the Executive shall voluntarily terminate his employment for other than Good Reason or if the Company shall discharge the Executive for Cause, this Agreement shall terminate immediately and the Company shall have no further obligation to make any payment under this Agreement except that the Company shall pay the Executive accrued but unpaid salary, bonuses and benefits pursuant to Section 4 hereof through the Date of Termination.

                 For the purposes of this Agreement, the Company shall have "CAUSE" to terminate the Executive's employment hereunder upon (A) the willful and continued failure by the Executive to substantially perform his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), and such failure is not remedied in a reasonable time after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or (B) the final, nonappealable conviction of a felony. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be





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         considered "WILLFUL" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was not in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause under (A) above unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two- thirds (2/3) of the entire authorized membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice and an opportunity for the Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board he was guilty of conduct set forth above in clause (A) of the first sentence of this paragraph and specifying the particulars thereof in detail.

                 (c)      Termination After Change of Control.  If, within six
         (6) months after a Change of Control (defined below), the Company shall terminate the Executive's employment other than pursuant to
         Section 3 or 5(b) hereof or if the Executive shall terminate his employment for Good Reason, then the Company shall pay to the Executive as severance pay in a lump sum not later than the tenth
         (10th) day following the Date of Termination, the following amounts:

                          (i) The Executive's full Base Salary through the Date of Termination at the rate in effect at the time of notice of termination is given;

                          (ii) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, an amount equal to the sum of (x) the Base Salary for one year in effect immediately prior to the termination and (y) the amount of the Bonus that would have been payable to the Executive for such year, prorated to the Termination Date and the Company shall issue to the Executive a number of stock options that the Executive would have been entitled to receive for that year, prorated to the Termination Date;

                          (iii) In lieu of shares of common stock of Queen Sand Resources, Inc., a Delaware corporation ("QSR-DE"), par value $.0015 per share ("QSR-DE SHARES") issuable upon exercise of options ("OPTIONS"), if any, granted to the Executive under any stock option plan of QSR-DE (which Options shall be canceled upon the making of the payment referred to below), the Executive shall receive an amount in cash equal to the aggregate spread between the exercise prices of all Options held by the Executive whether or not then fully exercisable, and the highest price per QSR-DE Share of Common Stock actually paid (including the fair market value of non-cash consideration per QSR-DE Share received) in connection with any change in control of QSR-DE (such price being hereinafter referred to as "TERMINATION PRICE"); and

                          (iv) The Company shall also pay all reasonable legal fees and expenses incurred by the Executive as a result of such termination (including all such reasonable fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement).





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         "CHANGE OF CONTROL" means any of the following:

                          (i) any consolidation or merger of QSR-DE in which QSR-DE is not the continuing or surviving corporation or pursuant to which shares of QSR-DE's common stock would be converted into cash, securities or other property, other than a merger of QSR-DE in which the holders of QSR-DE's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

                          (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of QSR-DE;

                          (iii) any approval by the stockholders of QSR-DE of any plan or proposal for the liquidation or dissolution of QSR-DE;

                          (iv) the cessation of control (by virtue of their not constituting a majority of directors) of QSR-DE's Board of Directors by the individuals (the "CONTINUING DIRECTORS") who
                 (x) at the date of this Agreement were directors or (y) become directors after the date of this Agreement and whose election or nomination for election by QSR-DE's stockholders, was approved by a vote of at least two- thirds of the directors then in office who were directors at the date of this Agreement or whose election or nomination for election was previously so approved);

                          (v) (A) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("BENEFICIAL OWNERSHIP")) of an aggregate of 15% of the voting power of QSR-DE's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under such Act) who Beneficially Owned less than 10% of the voting power of QSR-DE's outstanding voting securities on the date hereof, (B) the acquisition of Beneficial Ownership of an additional 5% of the voting power of QSR-DE's outstanding voting securities by any person or group who Beneficially Owned at least 10% of the voting power of QSR-DE's outstanding voting securities on the date hereof, or (C) the execution by QSR-DE and a stockholder of a contract that by its terms grants such stockholder (in its, hers or his capacity as a stockholder) or such stockholder's Affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933 (an "AFFILIATE")) including, without limitation, such stockholder's nominee to the Board of Directors (in its, hers or his capacity as an Affiliate of such stockholder), the right to veto or block decisions or actions of the Board of Directors; provided, however, that notwithstanding the foregoing, the events described in items
                 (A), (B) or (C) above shall not constitute a Change in Control hereunder if the securityholder is (aa) a trustee or other fiduciary holding securities under an employee benefit plan of QSR-DE and acting in such capacity, (bb) a corporation owned, directly or indirectly, by the stockholders of QSR-DE in substantially the same proportions as their ownership of voting securities of QSR-DE or (cc) in the case of an acquisition described in items (A) or (B) above (but not in the case of an acquisition described in item (C) above), any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing





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                 Directors; provided further, however that none of the
                 following shall constitute a Change in Control: (aa) the right of the holders of any voting securities of QSR-DE to vote as a class on any matter or (bb) any vote required of disinterested or unaffiliated directors or stockholders including, without limitation, pursuant to Section 144 of the Delaware General Corporation Law or Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934; or

                          (vi) subject to applicable law, in a Chapter 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving QSR-DE to a case under Chapter 7.

                 (d) Disability. The Company may terminate this Agreement for Disability. If the Company shall terminate the Executive's employment for Disability, the Company's obligation to pay salary, bonuses and benefits pursuant to Section 4 hereof shall terminate, except that the Company shall pay the Executive (i) accrued but unpaid salary and benefits pursuant to Section 4 hereof through the Date of Termination, and (ii) the benefits set forth in Section 5(e) hereof. The Company also shall make any additional payments necessary to provide the disability benefits set forth in Exhibit A attached hereto. "DISABILITY" shall exist if because of ill health, physical or mental disability, or any other reason beyond his control, and notwithstanding reasonable accommodations made by the Company, the Executive shall have been unable, unwilling or shall have failed to perform his duties under this Agreement, as determined in good faith by the Compensation Committee of the Company's Board of Directors, for a period of 180 consecutive days, or if, in any 12-month period, the Executive shall have been unable or unwilling or shall have failed to perform his duties for a period of 270 days, irrespective of whether or not such days are consecutive.

                 (e) Employee Benefits. Unless the Executive's employment is terminated pursuant to Section 5(b) hereof, the Company shall maintain in full force and effect (to the extent consistent with past practice), for the continued benefit of the Executive and, if applicable, the Executive's spouse and children, the employee benefits set forth in [subsections (d) ("LIFE INSURANCE"), (e) ("DISABILITY INSURANCE"), (f) ("MEDICAL EXPENSES") and (h) ("FRINGE BENEFITS AND PERQUISITES")] of Exhibit A attached hereto that he was entitled to receive immediately prior to the Date of Termination (subject to the general terms and conditions of the plans and programs under which he receives such benefits) for the balance of the Employment Period notwithstanding the termination hereof or for the period provided for under the terms and conditions of such plans and programs, whichever is longer, provided that his continued participation or, if applicable, the participation of the Executive's spouse and children, is possible under the general terms and conditions of such plans and programs.

                 (f) Notice of Termination. Any termination by the Company or by the Executive shall be communicated by Notice of Termination to the other party thereto given in accordance with
         Section 13(c) hereof. For purposes of this Agreement, a "NOTICE OF TERMINATION" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15)





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         days after the giving of such notice).  The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason, Cause or Disability shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                 (g) Date of Termination. "DATE OF TERMINATION" means (i) if the Executive's employment is terminated by the Company for Cause or Disability or by the Executive for Good Reason or within six (6) months after a Change of Control, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be,
         (ii) if the Executive's employment is terminated by the Company or other than for Cause, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death, the Date of Termination shall be the date of death of the Executive.

                 (h) Mitigation of Amounts Payable Hereunder. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this
         Section 5 be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

         6. DEATH OF THE EXECUTIVE. If the Executive dies prior to the end of Employment Period, the Executive's employment and other obligations under this Agreement shall automatically terminate and all compensation, to which the Executive is or would have been entitled hereunder (including without limitation under subsections (a) ("BASE SALARY"), (b) ("BONUS") and (c) ("STOCK OPTIONS") of Exhibit A attached hereto), shall terminate as of the end of the month in which the Executive's death occurs; provided, however, that (i) the Company shall pay to the Executive's estate, as soon as practicable, a prorated Annual Incentive Payment, if earned in accordance with the Company's annual incentive plan; (ii) for the balance of the Employment Period, the Executive's spouse and children shall be entitled to receive their benefits under the Company's group hospitalization, medical and dental plans (if any); and (iii) the Executive's named beneficiary or beneficiaries shall receive the benefits payable pursuant to subsection (d) ("LIFE INSURANCE") of Exhibit A attached hereto and such reimbursement as may have been due to the Executive pursuant to subsection (g) ("PAYMENT AND REIMBURSEMENT OF EXPENSES") of Exhibit A attached hereto.

         7. CONFIDENTIAL INFORMATION. The Executive recognizes and acknowledges that he will have access to certain information of members of the Company Group (as defined below) and that such information is confidential and constitutes valuable, special and unique property of such members of the
Company Group.   The Executive shall not at any time, either during or
subsequent to the term of this Agreement, disclose to others, use, copy or permit to be copied, except in pursuance of his duties for and on behalf of the Company, it successors, assigns or nominees, any Confidential Information of any member of the Company Group (regardless of whether developed by the Executive) without the prior written consent of the Company. As used herein, "COMPANY GROUP" means the Company, and any entity that directly or indirectly controls, is controlled by, or is under common control with, the Company. For purposes hereof, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise. The term





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"CONFIDENTIAL INFORMATION" with respect to any person means any secret or confidential information or know-how and shall include, but shall not be limited to, the plans, customers, costs, prices, uses, and applications of products and services, results of investigations, studies or experiments owned or used by such person, and all apparatus, products, processes, compositions, samples, formulas, computer programs, computer hardware designs, computer firmware designs, and servicing, marketing or manufacturing methods and techniques at any time used, developed, investigated, made or sold by such person, before or during the term of this Agreement, that are not readily available to the public or that are maintained as confidential by such person. The Executive shall maintain in confidence any Confidential Information of third parties received as a result of his employment with the Company in accordance with the Company's obligations to such third parties and the policies established by the Company.

         8. DELIVERY OF DOCUMENTS UPON TERMINATION. The Executive shall deliver to the Company or its designee at the termination of his employment all correspondence, memoranda, notes, records, drawings, sketches, plans, customer lists, product compositions, and other documents and all copies thereof, made, composed or received by the Executive, solely or jointly with others, that are in the Executive's possession, custody, or control at termination and that are related in any manner to the past, present, or anticipated business or any member of the Company Group. In this regard, the Executive hereby grants and conveys to the Company all right, title and interest in and to, including without limitation, the right to possess, print, copy, and sell or otherwise dispose of, any reports, records, papers, summaries, photographs, drawings or other documents, and writings, and copies, abstracts or summaries thereof, that may be prepared by the Executive or under his direction or that may come into his possession in any way during the term of his employment with the Company that relate in any manner to the past, present or anticipate business of any member of the Company Group.

         9. FURTHER ACTS. At the request of the Company (but without additional compensation from the Company during his employment by the Company) the Executive shall execute any and all papers and perform all lawful acts that the Company may deem necessary or appropriate to further evidence or carry out the transactions contemplated in this Agreement including, without limitation, such acts as may be necessary for the preparation, filing, prosecution, and maintenance of applications for United States letters patent and foreign letters patent, or for United States and foreign copyright, on the Developments.

         10. NO COMPETITION. Throughout the term of the Agreement and, unless the Agreement terminates pursuant to Section 3, 5(a) or 5(c), through the first anniversary of the expiration thereof, the Executive shall not directly or indirectly engage in the business of acquiring oil and natural gas reserves and oil and natural gas production and exploitation; or any other business in which any member of the Company Group directly or indirectly engages during the term of the Agreement; provided, however, that the restriction in this Section 10 shall apply only to the reasonable and limited geographic area consisting of any state in which any member of the Company Group directly or indirectly has offices, operations, or customers, or otherwise conducts business; and provided further that if the Agreement terminates pursuant to Section 5(b), the Executive shall be subject to the provisions of this Section 10 only if the Company pays the Executive in a lump sum an amount equal to the annual Base Salary in effect at the Date of Termination. For purposes of this Section 10, the Executive shall be deemed to engage in a business if he directly or indirectly, engages or invests in, owns, manages, operates, controls or participates in the ownership, management, operation or control of, is employed by, associated or in any manner





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
connected with, or renders services or advice to, any business engaged in acquiring oil and natural gas reserves and oil and natural gas production and exploitation; provided, however, that the Executive may invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if (x) such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934 and (y) the Executive does not beneficially own (as defined Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in excess of 5% of the outstanding capital stock of such enterprise;

         The Executive agrees that if a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 10 is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Section 10 shall remain in full force and effect. The Executive further agrees that if a court of competent jurisdiction determines that any provision of this Section 10 is invalid or against public policy, the remaining provisions of this
Section 10 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

         The Executive acknowledges that the business of the Company and the other members of the Company Group is southwest United States in scope and that the restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect the Company's and its affiliates' investment in their businesses and the goodwill thereof. The Executive acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Executive has been engaged in the business of the Company and the other members of the Company Group, the Executive's reputation in the markets for the Company's and the businesses of the other members of the Company Group and the Executive's relationship with the suppliers, customers and clients of the Company and the other members of the Company Group. The Executive further acknowledges that the restrictions contained herein are not burdensome to the Executive in light of the consideration paid therefor and the other opportunities that remain open to the Executive. Moreover, the Executive acknowledges that he has other means available to him for the pursuit of his livelihood.

         11. REMEDIES. The Executive acknowledges that a remedy at law for any breach or attempted breach of the Executive's obligations under Sections 7 through 10 hereof may be inadequate, agrees that the Company may be entitled to specific performance and injunctive and other equitable remedies in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. The Company shall have the right to offset against amounts to be paid to the Executive pursuant to the terms hereof any amounts from time to time owing by the Executive to the Company. The termination of the Agreement pursuant to Section 3, 5(b) or 5(d) hereof shall not be deemed to be a waiver by the Company of any breach by the Executive of this Agreement or any other obligation owed the Company, and notwithstanding such a termination the Executive shall be liable for all damages attributable to such a breach.





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         12.     DISPUTE RESOLUTION.  Subject to the Company's right to seek injunctive relief in court as provided in Section 11 hereof, any dispute, controversy or claim arising out of or in relation to or connection to this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration, and any party may submit such dispute, controversy or claim, including a claim for indemnification under this
Section 12, to arbitration.

                 (a) Arbitrators. The arbitration shall be heard and determined by one arbitrator, who shall be impartial and who shall be selected by mutual agreement of the parties. If the parties cannot agree on the sole arbitrator, then the appointing authority for the implementation of such procedure shall be the Senior United States District Judge for the Northern District of Texas, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. If the Senior United States District Judge for the Northern District of Texas refuses or fails to act as the appointing authority within ninety (90) days after being requested to do so, then the appointing authority shall be the Chief Executive Officer of the American Arbitration Association, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. All decisions and awards by the arbitration tribunal shall be made by majority vote.

                 (b) Proceedings. Unless otherwise expressly agreed in writing by the parties to the arbitration proceedings:

                          (i) The arbitration proceedings shall be held in Dallas, Texas, at a site chosen by mutual agreement of the parties, or if the parties cannot reach agreement on a location within thirty (30) days of the appointment of the last arbitrator, then at a site chosen by the arbitrators;

                          (ii) The arbitrators shall be and remain at all times wholly independent and impartial;

                          (iii)   The arbitration proceedings shall be
                 conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time;

                          (iv) Any procedural issues not determined under the arbitral rules selected pursuant to item (iii) above shall be determined by the law of the place of arbitration, other than those laws which would refer the matter to another jurisdiction;

                          (v) The decision of the arbitrators shall be reduced to writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrators; made and promptly paid in United States dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement;

                          (vi) The award shall include interest from the date of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code; and

                          (vii) Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

                 (c) Acknowledgment Of Parties. Each party acknowledges that he or it has voluntarily and knowingly entered into an agreement to arbitration under this Section by executing this Agreement.

         13.     MISCELLANEOUS PROVISIONS.

                 (a) Successors of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "COMPANY" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 13(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                 (b) Executive's Heirs, etc. The Executive may not assign his rights or delegate his duties or obligations hereunder without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder as if he had continued to live, all such amounts, unless other provided herein, shall be paid in accordance with the terms of this Agreement to his designee or, if there be no such designee, to his estate.

                 (c) Notice. For the purposes of this Agreement, notices and all other communications provide for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Chief Executive Officer of the Company with a copy to the Secretary of the Company, or to such other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                 (d) Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

                 (e) Invalid Provisions. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereby agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.

                 (f) Survival of the Executive's Obligations. The Executive's obligations under this Agreement shall survive regardless of whether the Executive's employment by the Company is terminated, voluntarily or involuntarily, by the Company or the Executive, with or without Cause.

                 (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                 (h) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas.

                 (i) Captions and Gender. The use of captions and Section headings herein is for purposes of convenience only and shall not effect the interpretation or substance of any provisions contained herein. Similarly, the use of the masculine gender with respect to pronouns in this Agreement is for purposes of convenience and includes either sex who may be a signatory.

                 (j) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, both written and oral, between the parties with respect to the subject matter hereof, including, without limitation, the Employment Agreement dated May 6, 1997 between QSR-DE and the Executive.

                 (k) Legal Costs; Payments During Dispute. The Company shall pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code. If there shall be any dispute between the Company and the Executive (i) in the event of any termination of the Executive's employment by the Company, whether such termination was for Cause or Disability, or (ii) in the event of any termination of employment by the Executive, whether Good Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction or decision of arbitration declaring that such termination was for Cause or Disability or that the determination by the Executive of the existence of Good Reason was not made in good faith, the Company shall pay all amounts, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 5 hereof as though such termination were by the Company without Cause or Disability or by the Executive with Good Reason; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this paragraph except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

                 (l) Parent Guaranty. QSR-DE hereby agrees to guaranty the performance of the Company's obligations under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first set forth above.


                                        QUEEN SAND RESOURCES (CANADA) INC.


                                        By:   /s/   AUTHORIZED SIGNATORY
                                              --------------------------------
                                              Name:
                                                   ---------------------------
                                              Title:
                                                    --------------------------


                                        (EXECUTIVE)


                                        /s/   RONALD I. BENN
                                        --------------------------------------
                                              Ronald I. Benn



ACCEPTED AND AGREED TO:


QUEEN SAND RESOURCES, INC.



By:   /s/   AUTHORIZED SIGNATORY
      --------------------------------
      Name:
           ---------------------------
      Title:
            --------------------------

and

By:   /s/    AUTHORIZED SIGNATORY
      --------------------------------
      Name:
           ---------------------------
      Title:
            --------------------------

                                   EXHIBIT A


                              SALARY AND BENEFITS


                 (a) Base Salary. The Company shall pay the Executive as compensation an aggregate salary of $130,000 per year during the Employment Period (pro rated for periods less than twelve (12) months), or such greater amount as shall be approved by the Compensation Committee of the Company's Board of Directors ("BASE SALARY"). The Compensation Committee shall review the Executive's Base Salary at least annually and in conducting such review shall take into consideration the most recent executive compensation assessment prepared by an independent compensation consultant to the Company.
         The Base Salary for each year shall be paid by the Company in accordance with the regular payroll practices of the Company. The Company may not reduce the Executive's Base Salary at any time during the term hereof.

                 (b)      Bonus.  Subject to the provisions of this paragraph
         (b), the Company shall pay the Executive an annual bonus for each fiscal year during the Term of this Agreement (the amount of the Bonus will be prorated for any period of less than twelve calendar months). Such bonus shall be paid on the last business day of the third month following the fiscal year end of the Company during the Term of this Agreement. The Compensation Committee shall review the method of determination of the Executive's Bonus at least annually and in conducting such review shall take into consideration the most recent executive compensation assessment prepared by an independent compensation consultant to the Company.

                 (c) Stock Options. The Company shall grant the Executive stock options pursuant to the Queen Sand Resources Inc. 1997 Incentive Equity Plan (the "PLAN") on terms and conditions to be determined by the Compensation Committee of the Company's Board of Directors, and in making such determination shall take into consideration the most recent executive compensation assessment prepared by an independent compensation consultant to the Company.

                 (d) Life Insurance. During the Employment Period and subject to the Executive's qualification under normal life insurance underwriting standards as of the date hereof and at any policy renewal date, the Company shall provide, at the Company's expense, a term life insurance policy on the life of the Executive for the benefit of such beneficiary or beneficiaries as may be designated from time to time by the Executive, such policy to be in a face amount as designated by the Board of Directors for all executives generally.

                 (e) Disability Insurance. During the Employment Period and subject to the Executive's qualification under normal disability insurance underwriting standards as of the date hereof and at any policy renewal date, the Company shall provide, at the Company's expense, a disability insurance policy with such terms that are designated by the Board of Directors for all executives generally.

                 (f) Medical Expenses. During the Employment Period, the Company shall pay, or reimburse the Executive for, all medical and dental expenses incurred by the Executive or his spouse or Dependents (as defined in Section 152 of the Internal Revenue Code ("CODE")).
         The Executive acknowledges that the Company may enter into insurance agreements with respect to the payments and reimbursements described in this subsection. The Executive will use reasonable efforts to assist the Company in recovering payments and reimbursements from such insurers.

                 (g) Payment and Reimbursement of Expenses. During the Employment Period, the Company shall pay or reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in performing his obligations under this Agreement in accordance with the policies and procedures of the Company for its senior executive officers, provided that the Executive properly accounts therefor in accordance with the regular policies of the Company. In addition, the Company shall pay or reimburse the Executive for reasonable costs of accountants, lawyers, compensation specialists and other professionals retained by the Executive in connection with the negotiation and execution of this Agreement.

                 (h) Fringe Benefits and Perquisites. During the Employment Period, the Executive shall be entitled to participate in or receive benefits under any plan or arrangement made available by the Company to its senior executive officers, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement made available to the Executive shall be deemed to be in lieu of compensation hereunder.

                 (i) Vacations. During the Employment Period and in accordance with the regular policies of the Company, the Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its senior executive officers, but not less than four (4) weeks in any calendar year (prorated in any calendar year in which the Executive is employed hereunder for less than the entire year in accordance with the number of days in such calendar year during which the Executive is so employed).

                 (j) Tax. The Company may withhold from any compensation, benefits, or amounts payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling. It is acknowledged by the parties that the Executive is and, at his option, may remain a resident of Canada during the term of this Agreement. In the event that the Executive should be liable for any federal, provincial, state or local income or payroll taxes, on any income or benefits earned by the Executive in respect of his employment by the Company, in an amount greater than that amount of taxes that the Executive would be liable for (after taking into account any and all credits or deductions permitted under the laws of the United States and Canada and any tax treaties in effect between those countries) on the same income and benefits solely under the federal, provincial or local laws in effect in the Commonwealth of Canada (collectively, the "EXCESS TAXES"), then the Company shall "gross up" the Executive's compensation under this Agreement in an amount sufficient to pay such Excess Taxes.